SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 30, 2013

CBL & ASSOCIATES PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500, Chattanooga, TN 37421
(Address of principal executive office, including zip code)

423.855.0001
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Unsecured Term Loan
On July 30, 2013, CBL & Associates Limited Partnership (the “Operating Partnership”), as Borrower, and CBL & Associates Properties, Inc., as Parent (collectively, the “Company”) entered into a Loan Agreement (the “Agreement”) with Wells Fargo Bank, National Association, as administrative agent for the lender group. The Company borrowed $400.0 million (the “Loan”) for the purpose of funding acquisitions, pre-development and development costs, capital expenditures, equity investments, repayment of debt and other general purposes as specified under the terms of the Agreement. The Company has customary corporate and commercial banking relationships with several of the lenders as well as with the administrative agent.
Under the terms of the Agreement, the Loan matures on July 30, 2018. The Loan will bear interest at the London Interbank Offered Rate, as defined in the Agreement (“LIBOR”), plus a spread of 105 to 200 basis points, based on the Company's credit rating.
The Agreement contains, among other restrictions, certain financial covenants including the maintenance of certain financial coverage ratios, minimum net worth requirements, minimum unencumbered asset ratios and maximum secured indebtedness ratios. The Agreement contains default and cross-default provisions customary for transactions of this nature (with applicable customary grace periods). Any default (i) in the payment of any recourse indebtedness greater than $50.0 million or any non-recourse indebtedness greater than $150.0 million or (ii) that results in the acceleration of the maturity of recourse indebtedness greater than $50.0 million or any non-recourse indebtedness greater than or equal to $150.0 million, of the Borrower, Parent or any other subsidiary, as defined in the Agreement, will constitute an event of default under the Loan. Upon the occurrence of an event of default, payment of all amounts outstanding under the Loan shall become immediately due and payable.
Amendments to Unsecured Credit Facilities
On July 30, 2013, the Company, entered into a waiver and second amendment (collectively, “Amendment 2”) to each of its $600.0 million credit facilities (collectively, the “Credit Agreements”). Amendment 2 waives certain notice requirements set forth in Sections 9.4(j) and 11.1.(b)(ii) with respect to the acquisition, incorporation or other creation of subsidiaries. Amendment 2 also amends the Credit Agreements to include “Exhibit L Forms of U.S. Tax Compliance Certificates” and amend and restate certain defined terms in the Credit Agreements including (a) applicable margin (to add language to specify how applicable margin is calculated if the Company has more than one credit rating), (b) capitalization rate (to change from 7.5% to 6.5% for properties with average sales per square foot of more than $500 for the most recent 12 consecutive months and 7.5% for any other property), (c) LIBOR (to specify the source and calculation), (d) unencumbered asset value (to add language to the first sentence that the sum of unencumbered asset value is “without duplication”), as well as various definitions related to taxes and other miscellaneous terms. Amendment 2 also amends and restates Section 3.10 of the Credit Agreements, related to taxes and foreign lenders. Apart from these amendments, the terms of each facility remain as described in the Company's Current Report on Form 8-K dated November 13, 2012 and filed with the SEC on November 19, 2012 (as amended by the first amendments to the credit facilities, dated as of January 31, 2013 and filed as exhibits to the Company's Form 10-K for the year ended December 31, 2012). Wells Fargo Bank, NA serves as administrative agent for the lender group of each facility. The Company has customary corporate and commercial banking relationships with several of the lenders.
Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired
Not applicable
(b)    Pro Forma Financial Information
Not applicable
(c)    Shell Company Transactions
Not applicable

(d)    Exhibits

Exhibit Number	Description
10.23.3
Waiver and Second Amendment to Third Amended and Restated Credit Agreement by and among the Operating Partnership and the Company, and Wells Fargo Bank, National Association, et al., dated July 30, 2013

10.24.3	Waiver and Second Amendment to Eighth Amended and Restated Credit Agreement between the Operating Partnership and Wells Fargo Bank, National Association, et al., dated July 30, 2013
10.25	Term Loan Agreement by and among the Operating Partnership and the Company, and Wells Fargo Bank, National Association, et al; dated July 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & ASSOCIATES PROPERTIES, INC.

/s/ Farzana K. Mitchell
___________________________________
Farzana K. Mitchell
Executive Vice President -
Chief Financial Officer and Treasurer

Date: August 5, 2013